Lyft Announces Solid Q4’21 and Fiscal 2021 Results
FY21 revenue of $3.2 billion grew 36% year-over-year
Net loss for fiscal year 2021 significantly narrowed by over 40%
Achieved first fiscal year of Adjusted EBITDA profitability

SAN FRANCISCO, CA, February 8, 2022 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its fourth quarter and fiscal year ended December 31, 2021.

“2021 was a big year. We strengthened our financial position and continued investing in exciting growth initiatives. I’m proud of the team for what we’ve accomplished together and I’m looking forward to building on our momentum,” said Logan Green, co-founder and chief executive officer of Lyft. “We are also thrilled that Elaine Paul has joined our leadership team as our chief financial officer. She’s a perfect cultural fit and we will tap into her expertise scaling best-in-class disruptive businesses as we enter our next phase of growth. We thank Brian Roberts for his many years of service to Lyft and wish him continued success.”

“We had a solid Q4 and achieved full-year revenue growth of 36 percent in 2021. Revenue per Active Rider, Contribution Margin and Adjusted EBITDA all reached new highs in the fourth quarter, driven by improving service levels and higher ride volumes in our marketplace,” said Elaine Paul, chief financial officer of Lyft. “Despite short-term headwinds from omicron, we remain optimistic about full-year 2022.”

Fourth Quarter 2021 Financial Highlights
•Lyft reported Q4 2021 revenue of $969.9 million versus $569.9 million in Q4 2020, an increase of 70 percent year-over-year and an increase of 12 percent from $864.4 million in Q3 2021.
•Net loss for Q4 2021 was $258.6 million versus a net loss of $458.2 million in Q4 2020. Net loss for Q4 2021 includes $164.2 million of stock-based compensation and related payroll tax expenses and $122.3 million expense related to changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. Net loss margin for Q4 2021 was 26.7 percent compared to 80.4 percent in Q4 2020.
•Adjusted net income for Q4 2021 was $32.1 million versus an Adjusted net loss of $185.3 million in Q4 2020 and Adjusted net income of $17.8 million in Q3 2021.
•Lyft reported Contribution for Q4 2021 of $578.8 million versus $316.0 million in Q4 2020, up 83 percent year-over-year and 13 percent from $513.6 million in Q3 2021. We achieved a new record Contribution Margin of 59.7 percent during Q4 2021, which was up over 4 percentage points year-over-year. Contribution Margin for Q4 2021 also exceeded the Company's outlook of 59 percent1.
•Adjusted EBITDA for Q4 2021 was $74.7 million, an increase of $224.7 million compared to Adjusted EBITDA loss of $150.0 million in Q4 2020. Adjusted EBITDA for Q4 2021 improved by $7.4 million relative to the Q3 2021 level and was in line with the high end of the Company’s most recent outlook for Adjusted EBITDA between $70 million and $75 million2. Adjusted EBITDA margin for Q4 2021 was a positive 7.7 percent versus Adjusted EBITDA margin of negative 26.3 percent in Q4 2020.
•Lyft reported $2.3 billion of unrestricted cash, cash equivalents and short-term investments at December 31, 2021.

Fiscal Year 2021 Financial Highlights
•Lyft reported fiscal year 2021 revenue of $3.2 billion versus $2.4 billion in fiscal year 2020, an increase of 36 percent year-over-year.
1 Company outlook for Contribution Margin for the fourth quarter of 2021 as reported during the Third Quarter 2021 Financial Results Earnings Call on November 2, 2021.
2 Company outlook for Adjusted EBITDA for the fourth quarter of 2021 as reported during the Third Quarter 2021 Financial Results Earnings Call on November 2, 2021.

•Net loss for fiscal year 2021 was $1.0 billion versus a net loss of $1.8 billion in fiscal year 2020. Net loss for fiscal year 2021 includes $756.1 million of stock-based compensation and related payroll tax expenses and $250.3 million related to changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. Net loss margin was 31.5 percent and 74.1 percent for the fiscal years 2021 and 2020, respectively.
•Adjusted net income for fiscal year 2021 was $82.2 million versus an Adjusted net loss of $828.9 million in fiscal year 2020.
•Lyft reported Contribution for fiscal year 2021 of $1.9 billion versus $1.2 billion in fiscal year 2020, up 53 percent year-over-year. Contribution Margin for fiscal year 2021 increased to 58.6 percent from 52.0 percent for fiscal year 2020.
•Adjusted EBITDA for fiscal year 2021 was $92.9 million versus an Adjusted EBITDA loss of $755.2 million in fiscal year 2020, marking the Company’s first annual Adjusted EBITDA profit. Adjusted EBITDA margin for fiscal year 2021 was 2.9 percent versus an Adjusted EBITDA margin of negative 31.9 percent in fiscal year 2020.
•On July 13, 2021, Lyft completed a transaction with Woven Planet Holdings, Inc. (“Woven Planet”), a subsidiary of Toyota Motor Corporation, for the divestiture of certain assets related to Lyft’s self-driving vehicle division, Level 5. As part of the transaction, Lyft entered into multi-year non-exclusive commercial agreements with Woven Planet to help accelerate the development and enhance the safety of automated driving technology. Lyft will receive, in total, approximately $515 million in cash in connection with this transaction, with $165 million paid upfront and $350 million to be paid over a five-year period. Lyft recognized a pre-tax gain of $119.3 million associated with this transaction in the third quarter of 2021.

	Active Riders			Revenue per Active Rider
	2021	2020	2020 to 2021 % Change	2021	2020	2020 to 2021 % Change
	(in thousands, except for dollar amounts and percentages)
Three Months Ended March 31	13,494	21,211	(36.4)%	$45.13	$45.06	0.2%
Three Months Ended June 30	17,142	8,688	97.3%	$44.63	$39.06	14.3%
Three Months Ended September 30	18,942	12,513	51.4%	$45.63	$39.94	14.2%
Three Months Ended December 31	18,728	12,552	49.2%	$51.79	$45.40	14.1%

For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "GAAP to non-GAAP Reconciliations" below.

Webcast
Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.

About Lyft
Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts away from car ownership to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters, car rentals, transit and vehicle services all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.

Available Information

Lyft announces material information to the public about Lyft, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its Twitter accounts (@lyft, @Lyft_Comms, @johnzimmer and @logangreen), and its blogs (including: lyft.com/blog, lyft.com/hub, and eng.lyft.com) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, Lyft’s beliefs regarding its future operating performance, including the effect of the COVID-19 pandemic, seasonality, demand and the timing of recovery and the related impact on Lyft’s business, financial position, driver supply and rider demand, and Lyft’s expectations regarding its commercial agreements with Woven Planet. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the impact of the COVID-19 pandemic on our business and operations, including business and government responses thereto, and risks regarding our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and in our Annual Report on Form 10-K for the full year 2021 that will be filed with the SEC by March 1, 2022. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders, unless the ride is accessible in the Lyft App.
Beginning in the fourth quarter of 2020, some riders were able to access their Concierge rides in the Lyft App if they already had a Lyft account. Accordingly, Lyft updated the definition of Active Riders to include Concierge riders if the rider’s phone number matches that of a verified Lyft account, allowing the rider to access their ride in the Lyft App. This update resulted in a 0.01% increase in, or an additional 927, Active Riders in the fourth quarter of 2020. Prior to the fourth quarter of 2020, all Concierge riders were excluded from the calculation of Active Riders as Concierge rides could not be matched with verified rider accounts.
Non-GAAP Financial Measures

To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income (Loss), Contribution, Contribution Margin,

Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines Adjusted Net Income (Loss) as net loss adjusted for amortization of intangible assets, stock-based compensation expense (net of any benefit), payroll tax expense related to stock-based compensation, and changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities and cost related to acquisitions and divestitures. Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, and changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, as well as, if applicable, restructuring charges and transaction costs related to certain legacy auto insurance liabilities. Lyft defines Contribution Margin for a period as Contribution for the period divided by revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted for interest expense, other income (expense), net, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods and sublease income, as well as, if applicable, restructuring charges, costs related to acquisitions and divestitures and costs from transactions related to certain legacy auto insurance liabilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

In April 2020 and November 2020, Lyft announced restructuring efforts to reduce operating expenses and adjust cash flows in light of the ongoing economic challenges resulting from the COVID-19 pandemic and its impact on Lyft’s business. Lyft believes the costs associated with the restructuring do not reflect performance of Lyft’s ongoing operations. Lyft believes the adjustment to exclude the costs related to restructuring from Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) is useful to investors by enabling them to better assess Lyft’s ongoing operating performance and provide for better comparability with Lyft’s historically disclosed Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) amounts.

Lyft records changes to historical liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of Adjusted Net Income (Loss), Contribution and Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the changes to historical liabilities for insurance required by regulatory agencies from Adjusted Net Loss, Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

During the second quarter of 2021, Lyft entered into a Quota Share Reinsurance Agreement (the “Reinsurance Agreement”) for the reinsurance of legacy auto insurance liabilities between October 1, 2018 to October 1, 2020, based on the reserves in place as of March 31, 2021. During the first quarter of 2020, Lyft entered into a Novation Agreement for the transfer of certain legacy auto insurance liabilities between October 1, 2015 and September 30, 2018. Lyft believes the costs associated with these transactions related to legacy auto insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations despite this transaction occurring in the current period because the impacted insurance liabilities relate to claims that date back years. Lyft believes the adjustment to exclude these costs related to the transactions related to certain legacy insurance liabilities from Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results and provide for better comparability with Lyft’s historically disclosed Contribution and Adjusted EBITDA amounts.

Losses ceded under the Reinsurance Agreement that exceed the combined funds withheld liability balance and collateralized amount established by DARAG for the benefit of PVIC, which was $346.5 million at the execution of the Reinsurance Agreement, but are below the aggregate limit of $434.5 million may result in the recognition of a deferred gain liability. The deferred gain liability would be amortized and recognized as a benefit to the statement of operations over the settlement period of the ceded reserves. The settlement period of the ceded reserves will be based on the life-to-date cumulative losses collected and will likely extend over periods longer than a quarter. The amount of the deferral will be recalculated each period based on loss payments and updated estimates. Consequently, cumulative adverse development for claims ceded under the Reinsurance Agreement in subsequent periods may result in significant losses to the statement of operations unless a deferred gain is also recognized in the same period to offset said losses. Lyft believes that the net amount recognized on the statement of operations associated with claims ceded under the Reinsurance Agreement, including any adverse development and any benefit recognized for the related deferred gains, should be excluded to show the ultimate economic benefit of the Reinsurance Agreement. This adjustment will help investors understand the economic benefit of our Reinsurance Agreement on future trends in our operations, as they improve over the settlement period of any deferred gains. Additionally, net amounts recognized for claims ceded under the Reinsurance Agreement would represent changes to historical liabilities for insurance required by regulatory agencies. As stated above, Lyft believes prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations or how the business is managed. This is because Lyft has limited ability to influence the ultimate development of these historical claims, which can potentially date back years. Therefore, in the event that the net amount of any adverse developments and any benefits from deferred gains related to claims ceded under the Reinsurance Agreement is recognized on the statement of operations in a subsequent period, those amounts will be excluded from the calculation of Contribution, Adjusted EBITDA and Adjusted Net Income (Loss) through the exclusion of changes to liabilities for insurance required by regulatory agencies attributable to historical periods. As of December 31, 2021, there have been no such net amounts related to claims ceded under the Reinsurance Agreement which have impacted our condensed consolidated statement of operations.

On July 13, 2021, Lyft completed a transaction with Woven Planet for the divestiture of certain assets related to Lyft’s self-driving vehicle division, Level 5. As part of this transaction, Lyft recognized a pre-tax gain of $119.3 million within other income, net on the condensed consolidated statement of operations in the quarter ended September 30, 2021. Lyft believes this gain does not reflect the current period performance of Lyft’s ongoing operations and that the adjustment to exclude this gain from Adjusted Net Income (Loss) is useful to investors by enabling them to better assess Lyft’s ongoing operating performance and provide for better comparability with Lyft’s historically disclosed Adjusted Net Income (Loss) amounts. This gain is excluded through the exclusion of other income, net from Adjusted EBITDA.

Further, Lyft entered into subleases for certain offices as part of the transaction with Woven Planet. Sublease income is included within other income, net on the condensed consolidated statement of operations, while the related lease expense is included within operating expenses and loss from operations. Sublease income was immaterial prior to the third quarter of 2021. Lyft believes the adjustment to include sublease income in Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance, including the benefits of recent transactions, by presenting sublease income as a contra-expense to the related lease charges that are part of operating expenses.

Lyft uses Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted Net Income (Loss), Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted Net Income (Loss), Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted Net Income (Loss), Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Sonya Banerjee	Media
investor@lyft.com	press@lyft.com

Lyft, Inc.
Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$457,325	$319,734
Short-term investments	1,796,533	1,931,334
Prepaid expenses and other current assets	522,212	343,070
Total current assets	2,776,070	2,594,138
Restricted cash and cash equivalents	73,205	118,559
Restricted investments	1,044,855	1,101,712
Other investments	80,411	10,000
Property and equipment, net	298,195	313,297
Operating lease right of use assets	223,412	275,756
Intangible assets, net	50,765	65,845
Goodwill	180,516	182,687
Other assets	46,455	16,970
Total assets	$4,773,884	$4,678,964
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$129,542	$84,108
Insurance reserves	1,068,628	987,064
Accrued and other current liabilities	1,211,641	954,008
Operating lease liabilities — current	53,765	49,291
Total current liabilities	2,463,576	2,074,471
Operating lease liabilities	210,232	265,803
Long-term debt, net of current portion	655,173	644,236
Other liabilities	50,905	18,291
Total liabilities	3,379,886	3,002,801

Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of December 31, 2021 and December 31, 2020; no shares issued and outstanding as of December 31, 2021 and December 31, 2020	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of December 31, 2021 and December 31, 2020; 336,335,594 and 314,934,487 Class A shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively; 100,000,000 Class B shares authorized as of December 31, 2021 and December 31, 2020; 8,602,629 and 8,802,629 Class B shares issued and outstanding, as of December 31, 2021 and December 31, 2020	3	3
Additional paid-in capital	9,706,293	8,977,061
Accumulated other comprehensive income (loss)	(2,511)	(473)
Accumulated deficit	(8,309,787)	(7,300,428)
Total stockholders’ equity	1,393,998	1,676,163
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$4,773,884	$4,678,964

Lyft, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Year Ended December 31,
	2021	2020	2019
Revenue	$3,208,323	$2,364,681	$3,615,960
Costs and expenses
Cost of revenue	1,649,532	1,447,516	2,176,469
Operations and support	402,233	453,963	636,116
Research and development	911,946	909,126	1,505,640
Sales and marketing	411,406	416,331	814,122
General and administrative	915,638	946,127	1,186,093
Total costs and expenses	4,290,755	4,173,063	6,318,440
Loss from operations	(1,082,432)	(1,808,382)	(2,702,480)
Interest expense	(51,635)	(32,678)	—
Other income, net	135,933	43,669	102,595
Loss before income taxes	(998,134)	(1,797,391)	(2,599,885)
Provision for (benefit from) income taxes	11,225	(44,534)	2,356
Net loss	$(1,009,359)	$(1,752,857)	$(2,602,241)
Net loss per share, basic and diluted	$(3.02)	$(5.61)	$(11.44)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	334,724	312,175	227,498
Stock-based compensation included in costs and expenses:
Cost of revenue	$39,491	$28,743	$81,321
Operations and support	24,083	15,829	75,212
Research and development	414,324	325,624	971,941
Sales and marketing	38,243	23,385	72,046
General and administrative	208,419	172,226	398,791

Lyft, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2021	2020	2019
Cash flows from operating activities
Net loss	$(1,009,359)	$(1,752,857)	$(2,602,241)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	139,347	157,353	108,429
Stock-based compensation	724,560	565,807	1,599,311
Amortization of premium on marketable securities	4,100	6,461	597
Accretion of discount on marketable securities	(1,513)	(14,075)	(39,285)
Amortization of debt discount and issuance costs	35,575	21,050	—
Deferred income tax from convertible senior notes	—	(46,324)	—
Loss on sale and disposal of assets, net	5,538	15,216	36,541
Gain on divestiture	(119,284)	—	—
Other	3,321	4,518	(875)
Changes in operating assets and liabilities, net effects of acquisition
Prepaid expenses and other assets	(207,046)	39,573	(119,453)
Operating lease right-of-use assets	61,301	61,201	108,600
Accounts payable	47,080	44,489	5,067
Insurance reserves	81,564	(391,398)	568,190
Accrued and other liabilities	181,427	(36,679)	332,363
Lease liabilities	(48,332)	(53,234)	(102,946)
Net cash used in operating activities	(101,721)	(1,378,899)	(105,702)
Cash flows from investing activities
Purchases of marketable securities	(3,801,736)	(4,112,677)	(6,448,895)
Purchase of non-marketable security	(5,000)	(10,000)	—
Purchases of term deposits	(458,021)	(1,110,317)	(142,811)
Proceeds from sales of marketable securities	513,009	656,960	1,092,978
Proceeds from maturities of marketable securities	3,259,221	4,745,926	4,071,165
Proceeds from maturities of term deposits	675,481	645,622	—
Purchases of property and equipment and scooter fleet	(79,176)	(93,639)	(178,088)
Cash paid for acquisitions, net of cash acquired	3	(12,342)	(12,323)
Sales of property and equipment	42,543	30,894	7,131
Proceeds from divestiture	122,688	—	—
Other	(2,000)	—	—
Net cash provided by (used in) investing activities	267,012	740,427	(1,610,843)
Cash flows from financing activities
Proceeds from issuance of common stock in initial public offering, net of underwriting commissions, offering costs and reimbursements	—	—	2,484,029
Repayment of loans	(44,446)	(50,639)	—
Proceeds from issuance of convertible senior notes	—	734,065	—
Payment of debt issuance costs	—	(824)	—
Purchase of capped call	—	(132,681)	—
Proceeds from exercise of stock options and other common stock issuances	33,822	26,067	33,062
Taxes paid related to net share settlement of equity awards	(26,297)	(20,240)	(942,895)
Principal payments on finance lease obligations	(35,547)	(41,682)	—
Other	(2)	(1,500)	—
Net cash provided by (used in) financing activities	(72,470)	512,566	1,574,196
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	(113)	(74)	328
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	92,708	(125,980)	(142,021)
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	438,485	564,465	706,486
End of period	$531,193	$438,485	$564,465

Lyft, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2021	2020	2019
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$457,325	$319,734	$358,319
Restricted cash and cash equivalents	73,205	118,559	204,976
Restricted cash, included in prepaid expenses and other current assets	663	192	1,170
Total cash, cash equivalents and restricted cash and cash equivalents	$531,193	$438,485	$564,465

Supplemental disclosures of cash flow information
Cash paid for income taxes	5,865	4,037	819
Cash paid for interest	16,521	12,545	—

Non-cash investing and financing activities
Purchases of property and equipment, and scooter fleet not yet settled	$69,044	$41,271	$13,070
Purchase of non-marketable securities	64,756	—	—
Right-of-use assets acquired under finance leases	26,640	6,556	—
Right-of-use assets acquired under operating leases	7,148	28,838	264,076
Remeasurement of finance and operating lease right of use assets for lease modification	58	—	—
Conversion of redeemable convertible preferred stock to common stock in connection with initial public offering	—	—	5,152,047
Reclassification of deferred offering costs to additional paid-in capital upon initial public offering	—	—	7,690
Decrease in goodwill from measurement period adjustments related to business combinations	—	—	3,240
Settlement of pre-existing right-of-use assets under operating leases in connection with acquisition of Flexdrive	—	133,088	—
Settlement of pre-existing lease liabilities under operating leases in connection with acquisition of Flexdrive	—	130,089	—

Lyft, Inc.
Calculations of Key Metrics and
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Contribution

Revenue	$969.9	$569.9	$3,208.3	$2,364.7
Less cost of revenue	(526.6)	(392.1)	(1,649.5)	(1,447.5)
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	2.3	2.8	11.0	12.0
Stock-based compensation expense	10.7	7.5	39.5	28.7
Payroll tax expense related to stock-based compensation	0.2	0.2	1.8	1.5
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	122.3	127.7	250.3	204.1
Transactions related to certain legacy auto insurance liabilities	—	—	20.2	62.5
Restructuring charges	—	—	—	3.5
Contribution	$578.8	$316.0	$1,881.6	$1,229.5
Contribution Margin	59.7%	55.5%	58.6%	52.0%

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Adjusted EBITDA

Net loss	$(258.6)	$(458.2)	$(1,009.4)	$(1,752.9)
Adjusted for the following:
Interest expense(1)	13.3	12.6	52.8	34.3
Other income, net(2)	(5.5)	(4.9)	(135.9)	(43.7)
Provision for (benefit from) income taxes	2.0	(2.5)	11.2	(44.5)
Depreciation and amortization	33.3	35.7	139.3	157.4
Stock-based compensation expense	160.9	133.3	724.6	565.8
Payroll tax expense related to stock-based compensation	3.3	4.8	31.5	23.7
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	122.3	127.7	250.3	204.1
Sublease income(3)	3.7	—	6.6	—
Costs related to acquisitions and divestitures (4)	—	—	1.5	0.4
Transactions related to certain legacy auto insurance liabilities	—	—	20.4	64.7
Restructuring charges	—	1.5	—	35.5
Adjusted EBITDA	$74.7	$(150.0)	$92.9	$(755.2)
Adjusted EBITDA Margin	7.7%	(26.3%)	2.9%	(31.9%)
_______________
(1) Includes interest expense for Flexdrive vehicles and the 2025 Notes and $0.2 million and $0.4 million related to the interest component of vehicle related finance leases in the three months ended December 31, 2021 and 2020, respectively and $1.1 million and $1.6 million related to the interest component of vehicle related finance leases in the year ended December 31, 2021 and 2020, respectively.
(2) Includes a $119.3 million pre-tax gain from our transaction with Woven Planet in the third quarter of 2021 and interest income which was reported as a separate line item on the condensed consolidated statement of operations in periods prior to the second quarter of 2020.
(3) Includes sublease income from subleases entered into as part of our transaction with Woven Planet in the third quarter of 2021.
(4) Includes third-party costs incurred related to our transaction with Woven Planet in the third quarter of 2021.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Adjusted Net Income (Loss)

Net Loss	$(258.6)	$(458.2)	$(1,009.4)	$(1,752.9)
Adjusted for the following:
Amortization of intangible assets	4.1	5.5	18.1	29.2
Stock-based compensation expense	160.9	133.3	724.6	565.8
Payroll tax expense related to stock-based compensation	3.3	4.8	31.5	23.7
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	122.3	127.7	250.3	204.1
Costs related to acquisitions and divestitures (1)	—	—	(117.7)	0.4
Transactions related to certain legacy auto insurance liabilities	—	—	20.4	64.7
Restructuring charges	—	1.5	—	36.0
Adjusted Net Income (Loss)	$32.1	$(185.3)	$(82.2)	$(828.9)
_______________
(1) Includes a $119.3 million pre-tax gain and third-party costs incurred related to our transaction with Woven Planet in the third quarter of 2021.

Note: Due to rounding, numbers presented may not add up precisely to the totals provided.